Exhibit 10.5

JOHNSON CONTROLS INTERNATIONAL PLC
2021 EQUITY AND INCENTIVE PLAN

1.Purpose, Effective Date and Prior Plan.

(a)Purpose. The Johnson Controls International plc 2021 Equity and Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, employees, directors, consultants and advisors and (ii) to increase shareholder value. This Plan will provide participants incentives to increase shareholder value by offering such individuals the opportunity to acquire ordinary shares of the Company, or receive monetary payments either based on the value of the ordinary shares of the Company or as a result of the achievement of performance goals, on the potentially favorable terms that this Plan provides.

(b)Effective Date; History. This Plan shall become effective on the date of the Company’s 2021 Annual General Meeting of Shareholders (the “Effective Date”), provided that the Company’s shareholders approve the Plan on such date.

(c)Termination of Prior Plan. Upon the Effective Date, the Johnson Controls International plc. 2012 Share and Incentive Plan, as amended and restated (the “Prior Plan”) shall terminate, and no new awards may be granted thereunder after the Effective Date, although awards previously granted under the Prior Plan and still outstanding as of the Effective Date will remain outstanding and continue to be subject to all terms and conditions of the Prior Plan.

2.Definitions. Capitalized terms used in this Plan have the meanings given below. Additional defined terms are set forth in other sections of this Plan.

(a)“10% Shareholder” means an employee of the Company or a Subsidiary who, as of the date an ISO is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of shares then issued by the Company or a Subsidiary.

(b)“Administrator” means the Committee or the Board; provided that, with respect to Participants who are Non-Employee Directors, the Administrator shall mean the Board.

(c)“Affiliate” means each Subsidiary and any other entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c), provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(d)“Award” means a grant of Options, Share Appreciation Rights, Performance Share Units, Restricted Shares, Restricted Share Units, Dividend Equivalent Units, a Cash Incentive Award, and Other Share-Based Awards.

(e)“Beneficial Ownership” (or derivatives thereof) shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(f)“Board” means the Board of Directors of the Company.

(g)“Cash Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met), as described in Section 10.

(h)“Cause” means, with respect to a Participant, the Administrator’s determination, made in good faith, that a Participant has committed any of the following: (i) a violation of the provisions of any Award agreement, employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or an Affiliate, or the Company’s or an Affiliate’s code of ethics or other policy governing the Participant’s conduct, as then in effect; (ii) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or an Affiliate, or a Participant’s refusal to perform the duties and responsibilities of the Participant’s job; (iii) any conduct that does, or is reasonably likely to, bring the Company or an Affiliate negative publicity or cause financial or reputational harm to the Company or its Affiliates; (iv) commission of an act of dishonesty or disloyalty involving the Company or an Affiliate, including but not limited to theft of Company or Affiliate property; (v) violation of any federal, state or local law in connection with the Participant’s employment or service; (vi) breach of any fiduciary duty to the Company or an Affiliate; (vii) embezzlement, misappropriation or fraud, whether or not related to the Participant’s employment or service; or (viii) the Participant’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude.

(i)“Change of Control” means the first to occur of the following events after the Effective Date:

(i)The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding Shares (the “Outstanding Company Shares”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition (including any purchase or redemption) by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (4) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(i)(iii)(A) – 2(i)(iii)(C);

(ii)Any time at which individuals who, as of immediately following the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the

Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)Consummation of a reorganization, merger, takeover, scheme of arrangement, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or shares of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Shares and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or an Affiliate or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, for purposes of an Award (x) that provides for the payment of deferred compensation that is subject to Code Section 409A or (y) with respect to which the Company permits a deferral election, the definition of Change of Control herein shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for the Award and deferral election to comply with Code Section 409A.

(j)“Code” means the United States Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(k)“Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority).

(l)“Company” means Johnson Controls International plc, an Irish public limited company, or any successor thereto.

(m)“Director” means a director of the Company.

(n)“Disability” means: (i) with respect to an ISO, the meaning given in Code Section 22(e)(3), and (ii) with respect to all other Awards, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least twelve (12) months, as determined by the Administrator. The Administrator shall make the determination of Disability and may request such evidence of disability as it reasonably determines.

(o)“Dividend Equivalent Unit” means the right, granted in tandem with another Award to the extent permitted by Section 11, to receive a payment, in cash or property, equal to the cash dividends or other distributions paid with respect to a Share.

(p)“Exchange Act” means the United States Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(q)“Fair Market Value” means, a price that is based (i) on the opening, closing, actual, high or low sale price, or the arithmetic mean of selling prices of, a Share on the New York Stock Exchange or such other exchange or automated trading system on which the Shares are then principally traded (the “Applicable Exchange”) on the applicable date, the preceding trading day or the next succeeding trading day, or (ii) the arithmetic mean of selling prices on all trading days over a specified averaging period that is within 30 days before or 30 days after the applicable date, or such arithmetic mean weighted by volume of trading on each trading day in the period, in each case as determined by the Administrator in its discretion; provided that, if an arithmetic mean of prices is used to set a grant price or an exercise price for an Option or Share Appreciation Right that is intended to be exempt from Code Section 409A, then the commitment to grant the applicable Award based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with United States Treasury Regulation § 1.409A-1(b)(5)(iv)(A). The method of determining Fair Market Value with respect to an Award shall be determined by the Administrator and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided that, if the Administrator does not specify a different method, then the Fair Market Value of a Share as of a given date shall be the closing sale price on the day as of which Fair

Market Value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred. If the Shares are not traded on an established stock exchange, the Administrator shall determine in good faith the Fair Market Value of a Share. Notwithstanding the foregoing, in the case of a sale of Shares on the Applicable Exchange, the actual sale price shall be the Fair Market Value of such Shares. The Administrator also shall establish the Fair Market Value of any other property.

(r)“ISO” means an Option that meets the requirements of Code Section 422 to be an incentive stock option.

(s)“Non-Employee Director” means a Director who is not also an officer (other than being an officer solely by virtue of being a Director) or an employee of the Company or an Affiliate.

(t)“Option” means the right to purchase Shares at a stated price for a specified period of time.

(u)“Other Share-Based Awards” means the awards described in Section 11.

(v)“Participant” means an individual selected by the Administrator to receive an Award pursuant to Section 4.

(w)“Performance Awards” means a Performance Share Unit, Cash Incentive Award, and any Award of Restricted Shares or Restricted Share Units the payment or vesting of which is contingent on the attainment of one or more Performance Goals.

(x)“Performance Goals” means any objective or subjective goals (including individual performance goals) that the Administrator establishes with respect to an Award which may, but is not required to, relate to one or more of the following: basic or diluted earnings per share for the Company on a consolidated basis, total shareholder return, Fair Market Value of Shares, net sales, cost of sales, gross profit, selling, general and administrative expenses, operating income, segment income, earnings before interest and the provision for income taxes (EBIT), earnings before interest, the provision for income taxes, depreciation, and amortization (EBITDA), net income, accounts receivable, inventories, trade working capital, return on equity, return on assets, return on invested capital, return on sales, economic value added, or other measure of profitability that considers the cost of capital employed, free cash flow, net cash provided by operating activities, net increase (decrease) in cash and cash equivalents, customer satisfaction, which may include customer backlog and/or relationships, market share, quality, safety, realization or creation of innovation projects or products, employee engagement employee and/or supplier diversity improvement, sustainability measures, such as reduction in greenhouse gases, completion of integration of acquired businesses and/or strategic activities, development, completion and implementation of succession planning.

The Performance Goals may be measured for the Company on a consolidated basis, for any one or more Affiliates or divisions of the Company and/or for any other business unit or units of the Company or an Affiliate as defined by the Administrator at the time of selection.

Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(y)“Performance Share Unit” means the right to receive a Share (including a Restricted Share) to the extent Performance Goals are achieved.

(z)“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(aa)“Plan” means this Johnson Controls International plc 2021 Equity and Incentive Plan, as it may be amended from time to time.

(ab)“Restriction Period” means the length of time established relative to an Award during which the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Shares or units subject to such Award.

(ac)“Restricted Share” means a Share that is subject to a risk of forfeiture, a Restriction Period, or both a risk of forfeiture and a Restriction Period.

(ad)“Restricted Share Unit” means the right to receive a Share (including a Restricted Share) or a payment equal to the Fair Market Value of one Share, that is subject to a risk of forfeiture, a Restriction Period, or both a risk of forfeiture and a Restriction Period.

(ae)“Retirement” means, except as otherwise determined by the Administrator and set forth in an Award agreement, termination of employment from the Company and its Affiliates (for other than Cause) on or after attainment of age fifty-five (55) and completion of five (5) years of continuous service with the Company and its Affiliates.

(af)“Rule 16b-3” means Rule 16b-3 promulgated by the United States Securities and Exchange Commission (or any successor agency) under the Exchange Act, or any successor rule or regulation thereto.

(ag)“Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(ah)“Share” means an ordinary share of the Company.

(ai)“Share Appreciation Right” or “SAR” means the right to receive a payment (in cash or in Shares having a Fair Market Value) equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(aj)“Subsidiary” has the meaning given in Code Section 422.

(ak)“Unrestricted Shares” means Shares issued under the Plan that are not subject to either a risk of forfeiture or a Restriction Period.

3.Administration.

(a)Administration. The Administrator shall administer this Plan and all Awards made hereunder. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to: (i) interpret the provisions of this Plan and any Award agreement; (ii) prescribe, amend and rescind rules and regulations relating to this Plan and Awards; (iii) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan and Awards. All Administrator determinations shall be made in the sole discretion of the Administrator, need not be uniform among all Participants (even if similarly situated), and are final and binding on all interested parties.

(b)Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to a sub-committee of the Committee or one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Share-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of directors who are “non-employee directors” within the meaning of Rule 16b-3. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee, sub-committee or one or more officers to the extent of such delegation.

(c)Indemnification. No member of the Board or the Committee, and no officer or member of any other committee or sub-committee to whom a delegation under Section 3(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to this Plan or any Award to the maximum extent such exculpation is permitted by applicable law. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee or sub-committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that the law, the Company’s charter documents and any indemnification agreement or deed of indemnification between such member and the Company or an Affiliate permit.

4.Eligibility.

(a)General. The Administrator (to the extent of its authority) may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates or any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator’s designation of a Participant in any year will not require the Administrator to designate such person to receive an Award in any other year. No individual shall have any right to be granted an Award, even if an Award was granted to such individual at any prior time, or if a similarly-situated individual is or was granted an Award under similar circumstances.

(b)Non-Employee Director Limit. The total grant date fair value of Awards granted to a Non-Employee Director during any fiscal year of the Company under this Plan may not exceed $750,000 less the value of all other compensation paid to such Non-Employee Director during such fiscal year for services as a Non-Employee Director. For avoidance of doubt, compensation will count towards this limit for the fiscal year in which it was granted or earned, and not later when distributed, in the event it is deferred or otherwise settled in a later year.

5.Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of ISOs. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 16(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6.Shares Reserved under this Plan.

(a)Plan Reserve. Subject to adjustment as provided in Section 18, an aggregate of fifty-five million (55,000,000) Shares (the “Reserve”) Shares (the “Reserve”) are reserved for issuance under this Plan, all of which may be issued pursuant to ISOs. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury shares. For purposes of determining the aggregate number of Shares in the Reserve, any fractional Share shall be rounded to the next highest full Share.

(b)Depletion of the Reserve. The Reserve shall be depleted on the date of grant of an Award by one Share for each Share subject to an Option or SAR (that will be settled in Shares), and by 3.46 Shares for the maximum number of Shares subject to an Award other than an Option or SAR. For clarity, an Award that provides for settlement solely in cash shall not cause any depletion of the Reserve at the time such Award is granted. If an award is later amended, however, to permit or require settlement in Shares, then the Reserve shall be depleted at the time of such amendment by the maximum number of Shares which may be issued in settlement of such Award.

(c)Replenishment of Shares Under this Plan. To the extent (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis), (ii) an Award is settled in cash in lieu of Shares, (iii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iv) Shares are forfeited under an Award, or (v) Shares are issued under an Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be credited to the Plan’s reserve (in the same number as they depleted the reserve) and may again be used for new Awards under this Plan, but Shares credited to the Plan’s reserve pursuant to clause (v) may not be issued pursuant to ISOs. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Reserve: Shares tendered in payment of or withheld to satisfy the exercise price of an Option or as a result of the net settlement of an outstanding Share Appreciation Right (subject to compliance with applicable law); Shares withheld to satisfy federal, state or local tax withholding obligations (including in connection with the exercise or net settlement of an outstanding Share Appreciation Right); or Shares purchased by the Company (subject to compliance with applicable law) using proceeds from Option exercises.

7.Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to:

(a)whether the Option is an ISO or a “nonqualified share option” which does not meet the requirements of Code Section 422, provided that if the aggregate Fair Market Value of the Shares subject to all ISOs granted to a Participant (as determined on the date of grant of each such Option) that become exercisable during a calendar year exceeds the dollar limitation set forth in Code Section 422(d), then such ISOs shall be treated as nonqualified share options to the extent such limitation is exceeded;

(b)the number of Shares subject to the Option;

(c)the date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(d)the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that an ISO granted to a 10% Shareholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;

(e)the terms and conditions of exercise, including the manner and form of payment of the exercise price, which may be made by (i) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the exercise price of such Shares, (ii) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (iii) by surrendering and/or waiving the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (iv) any combination of the foregoing; and

(f)the term; provided that each Option must terminate no later than ten (10) years after the date of grant and each ISO granted to a 10% Shareholder must terminate no later than five (5) years after the date of grant.

In all other respects, the terms of any ISO should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an ISO fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified share option to the extent of such failure.

8.     Share Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to:

(a)the number of Shares to which the SAR relates;

(b)the date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(c)the grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant;

(d)the terms and conditions of exercise or maturity;

(e)the term, provided that each SAR must terminate no later than ten (10) years after the date of grant; and

(f)whether the SAR will be settled in cash, Shares or a combination thereof.

9.     Share and Unit Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Restricted Shares, Restricted Share Units, or Performance Share Units, including but not limited to:

(a)the number of Shares and/or units to which such Award relates;

(b)whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies;

(c)the Restriction Period with respect to Restricted Shares or Restricted Share Units;

(d)the performance period for Performance Awards; and

(e)with respect to Restricted Share Units and Performance Share Units, whether to settle such Awards in cash, in Shares, or a combination thereof and the timing of settlement thereof.

10.     Cash Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Cash Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the manner and timing of payment. Nothing herein shall preclude the Company or any Affiliate from making cash incentive award payments outside the terms of this Plan.

11.    Other Share-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards not described in Sections 7, 8 and 9, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Shares or cash. Without limitation, such Other Share-Based Award may include the issuance of (a) Unrestricted Shares, which may be awarded in lieu of cash compensation to which a Participant is otherwise entitled, in exchange for cancellation of a compensation right (except as prohibited by Section 16(e)), as a bonus, upon the attainment of Performance Goals or otherwise or (b) rights to acquire Shares from the Company. The Administrator shall determine all terms and conditions of any Other Share-Based Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Other Share-Based Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of grant of the Award; and provided further that the date of grant cannot be prior to the date the Administrator takes action to approve the Award.

12.    Dividends and Dividend Equivalent Units.

(a)     Dividends. If dividends are paid in cash on Restricted Shares, then such dividends will either, at the discretion of the Administrator, be (i) automatically reinvested as additional Restricted Shares that are subject to the same terms and conditions, including the Restriction Period, as the original grant of Restricted Shares, or (ii) paid out in cash at the same time and to the same extent that the underlying Restricted Shares vest. For clarity, in no event will dividends be paid on unvested Restricted Shares.

(b)     Dividend Equivalent Units. The Administrator may grant Dividend Equivalent Units only in tandem with a “full value” Award (defined as an Award of Restricted Share Units, Performance Share Units, and any other similar Award under which the value of the Award is measured as the full value of a Share rather than the increase in the value of a Share) other than an Award of Restricted Shares that includes the right to receive dividends. Dividend Equivalent Units will either, at the discretion of the Administrator, be (i) accumulated and paid, in cash or Shares in the Administrator’s discretion, at the same time and to the same extent that the tandem

Award vests or is earned or (ii) reinvested in additional units or shares, as applicable, that are subject to the same terms and conditions (including vesting and forfeiture) as the tandem Award. For clarity, in no event will Dividend Equivalent Units be paid on unvested tandem Awards.

13.    Minimum Vesting Period; Discretion to Accelerate Vesting.

(a)    Minimum Vesting Period. All Awards granted under the Plan that may be settled in Shares must have a minimum vesting period of one (1) year from the date of grant, provided that such minimum vesting period will not apply to Awards with respect to up to five percent (5%) of the Reserve. For purposes of Awards granted to Non-Employee Directors, “one year” may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than fifty (50) weeks.

(b)    Discretion to Accelerate. Notwithstanding Section 13(a), the Administrator may accelerate the vesting of an Award or deem an Award to be earned, in whole or in part, in the event of (i) a Participant’s death, Disability, Retirement, or termination without Cause, (ii) as provided in Section 19, or (iii) upon any other event as determined by the Administrator in its sole and absolute discretion.

14.    Effect of Termination on Awards. Subject to the terms of the Plan, the Administrator shall have the discretion to determine, at the time an Award is made to a Participant or any time thereafter, the effect of the Participant’s termination of employment or service with the Company and its Affiliates on the Award.

15.    Transferability.

(a)    Restrictions on Transfer. No Award (other than Unrestricted Shares), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) to the extent the Administrator allows a Participant to designate in writing a beneficiary to exercise or receive the value of the Award after the Participant’s death or to transfer an Award; provided that no such transfer will be allowed with respect to ISOs if such transferability is not permitted by Code Section 422.

(b)    Restrictions on Exercisability. Each Award, and each right under any Award, shall be exercisable during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative.

16.    Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)Term of Plan. Unless the Board or Committee earlier terminates this Plan pursuant to Section 16(b), this Plan will terminate on the tenth (10th) anniversary of the Effective Date.

(b)Termination and Amendment of Plan. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)    the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii)     shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii)    shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase the Shares in the Reserve (except as permitted by Section 18), (B) an amendment to materially expand the group of individuals that may become Participants, or (C) an amendment that would diminish the limitations set forth in Section 13(a) or 16(e).

(c)Amendment, Modification, Cancellation and Disgorgement of Awards.
(i)    Subject to the requirements of the Plan, including the limitations of Section 16(e), the Administrator may modify, amend or cancel any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any such action that materially diminishes the rights of the Participant, or which results in cancellation of the Award, shall be effective only if agreed to by the Participant or any other Person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of Section 18 or 19 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company or an Affiliate; (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other Person(s) as may then have an interest in the Award; (D) as provided in Section 20(n); or (E) adjust or replace any Performance Goals applicable to an Award at any time before the end of the relevant performance period.

(ii)     Any Awards granted pursuant to this Plan, and any Shares issued or cash paid pursuant to an Award, shall be subject to (A) any recoupment, clawback, equity holding, share ownership or similar policies adopted by the Company from time to time and (B) any recoupment, clawback, equity holding, share ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time.

(iii)    Unless the Award agreement specifies otherwise, the Administrator may cancel any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan.

(d)Survival of Authority and Awards. Notwithstanding the foregoing, the termination of the Plan will not affect the authority of the Board and the Administrator to take the actions set forth in this Section 16, and to otherwise administer the Plan and Awards, with respect to Awards outstanding as of the date of such termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards outstanding as of the date of such termination.

(e)Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 18, the following actions are prohibited under the Plan: (i) an amendment to the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (ii) the cancellation of outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (iii) the cancellation of outstanding Options or SARs with an exercise price above the current Share price in exchange for cash or other securities or other Awards issued under the Plan. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f)Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in countries or jurisdictions other than the United States of America, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, including different definitions for those terms defined in Section 2. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in one country or jurisdiction will not affect the terms of this Plan for any other country or jurisdiction. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 16(b).

In addition, if an Award is held by a Participant who is employed or residing in a country or jurisdiction other than the United States of America and the amount payable or Shares issuable under such Award would be taxable to the Participant under Code Section 457A in the year such Award is no longer subject to a substantial risk of forfeiture, then the amount payable or Shares issuable under such Award shall be paid or issued to the Participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Code Section 409A, no later than the end of the short-term deferral period permitted by Code Section 457A) notwithstanding anything in this Plan or the Award agreement to contrary.

17.    Taxes.

(a)     Withholding. In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company or an Affiliate may satisfy such obligation by:

(i)     deducting cash from any payments of any kind otherwise due to the Participant, including under the Award;

(ii)     withholding (or permitting the Participant to elect withholding of) Shares otherwise issuable under the Award;

(iii)     cancelling (or permitting the Participant to elect the cancellation of) Shares otherwise vesting under the Award;

(iv)     permitting or requiring the Participant to tender back Shares received in connection with such Award or deliver other previously owned Shares;

(v)     permitting or requiring the Participant to sell Shares issued pursuant to an Award and having the Company or an agent of the Company withhold from the proceeds of the sale of such Shares; or

(vi)     requiring the Participant to pay cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts; provided that, if the Participant fails to make such payment or other satisfactory arrangements, then the Administrator may cancel the Award.

If an election is provided, the election must be made before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires. If Shares are used to satisfy the withholding obligation, then the Fair Market Value of such Shares may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company or its Affiliate to avoid an accounting charge. The Company may require the Participant to repay the Company or an Affiliate of the Company, in cash or Shares, for taxes paid on the Participant’s behalf.

(b)     No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii)

any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(c)    Participant Responsibilities. If a Participant shall dispose of Shares acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Shares (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Participant makes such an election.

18.    Adjustment Provisions.

(a)Definition of Corporate Event. For purposes of this Section 18, a “Corporate Event” means the occurrence of any of the following:

(i)    the Company is involved in a merger or other transaction in which the Shares are changed or exchanged;

(ii)     the Company subdivides or combines the Shares or declares a dividend payable in Shares, other securities or other property;

(iii)     the Company effects a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company effects any other dividend or other distribution on the Shares in the form of cash, or a repurchase or redemption of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or

(iv)     any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.

(b)Adjustment of Shares Upon Corporate Event. If a Corporate Event occurs, then, subject to subsection (c):

(i)     The Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of shares included in the Reserve; (B) the number and type of shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the

Performance Goals of an Award. If the Corporate Event results in a change to or elimination of the Shares, then such adjustment may include, without limitation, the substitution, on an equitable basis as the Administrator determines, of each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), for the number and kind of shares, other securities, cash or other property to which holders of Shares are or will be entitled in respect of each Share pursuant to the Corporate Event; or

(ii)     In lieu of the foregoing, the Administrator may make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the necessity of the consent of the Award holder) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective).

Notwithstanding clause (i) or (ii), in the case of a Share dividend (other than a Share dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse share split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such share dividend or subdivision or combination of the Shares.

(c)Requirements for Adjustment. With respect to Awards of ISOs, no adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

(d)Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise available in the Reserve, in connection with any merger, consolidation, acquisition of property or shares, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate, subject to the listing requirements of any principal securities exchange or market on which the Shares are then traded.

19.    Change of Control.

(a)Governing Treatment. With respect to a Participant, to the extent the Participant has in effect an Award agreement, or employment, retention, change of control, severance or similar agreement, or is covered by a change of control, severance or similar plan or policy that specifically provides for the treatment of an Award upon a Change of Control (or upon certain terminations of employment or service following a Change of Control), then such provisions shall control over the remainder of the provisions of this Section 19. In all other cases, the following provisions of this Section 19 shall apply.

(b)Treatment Upon Change of Control.

(i)     If the purchaser, successor or surviving corporation (or parent thereof) (the “Survivor”) so agrees, some or all outstanding Awards shall be continued, or assumed or replaced with the same type of award with similar terms and conditions, by the Survivor in the Change of Control transaction (the “Replacement Award”). If applicable, each Replacement Award shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and other appropriate adjustments in the terms and conditions of the Award shall be made. If a Participant with outstanding Replacement Awards experiences a Change of Control Termination (as defined below), then effective upon the date of the Participant’s termination of employment or service, all outstanding Replacement Awards shall automatically vest in full, assuming, with respect to Awards subject to Performance Goals for which the performance period has not been completed at the time of such termination, that any such Performance Goals either (A) were to continue to be achieved at the same rate as the level of achievement in effect at the date of termination through the end of the performance period as determined by the Administrator, or (B) had been met at the target level, whichever is higher.

A “Change of Control Termination” means a termination of employment or service within twenty-four (24) months following a Change of Control where either of the following applies: (1) the Survivor terminates the Participant’s employment or service without Cause or, (2) if as of immediately prior to the Change of Control the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate, or the Company or an Affiliate has a severance or change in control plan or policy that applies to the Participant, in either case that contemplates the termination of Participant’s employment or service for good reason, and the Participant terminates the Participant’s employment or service for good reason.

(ii)    To the extent the Survivor in the Change of Control transaction does not agree to provide Replacement Awards, then:

(A)     Immediately prior to the date of the Change of Control, all outstanding Awards shall automatically vest in full, assuming, with respect to Awards subject to Performance Goals for which the performance period has not been completed at the time of the Change of Control, that any such Performance Goals either (1) were to continue to be achieved at the same rate as the level of achievement in effect as of the date of the Change of Control through the end of the performance period, as determined by the Administrator, or (2) had been met at the target level, whichever is higher; and

(B)     All outstanding Awards shall be cancelled as of the date of the Change of Control and the vested value thereof shall be paid in full in cash or

Shares, as provided by the Award, on (or as soon as practicable following) the date of the Change of Control. For purposes hereof, the vested value (1) of an Option or SAR shall be the excess, if any, of the Change of Control Price (as defined below) of the Shares subject to the Award over the exercise or grant price for such Shares, (2) of any Award that is valued in relation to the full Fair Market Value of Shares shall be the Change of Control Price multiplied by the number of Shares subject to such Award, and (3) of all other Awards, shall be the amount due under such Award.

The “Change of Control Price” shall mean the per share price paid or deemed paid in the Change of Control transaction, as determined by the Administrator.

(iii)     Notwithstanding clauses (i) or (ii) above, unless the Board or the Administrator takes action prior to a Change of Control to provide otherwise, if the Shares following the Change of Control will not be traded on an established securities exchange, then:
(A)     With respect to any Award that would otherwise be settled in Shares, the Participant may elect, at the time of such settlement, to receive a cash payment equal to the Fair Market Value of the Shares to be delivered (or in the case of an Option or SAR, the excess of the Fair Market Value the Shares covered by the Award over the purchase or grant price of such Shares under the Award) in lieu of such Shares; and

(B)     The Fair Market Value of the Shares subject to the Awards shall be determined without regard to any discounts for lack of marketability, minority ownership or similar factors.
(c)      Deferral Elections. Notwithstanding anything to the contrary in this Section 19, (i) no acceleration of payment will be made if it would cause an Award that is subject to Code Section 409A to be subject to the tax imposed by Code Section 409A, and in such event, payment shall be made as originally contemplated by such Award as necessary to avoid such taxation, and (ii) if the Participant has a deferral election in effect under Code Section 409A with respect to any amount due under any Award, then such amount shall be deferred pursuant to such election and shall not be paid at the times provided herein.

(d)     Application of Limits on Payments. Except to the extent the Participant has in effect an employment or similar agreement with the Company or any Affiliate or is subject to a policy that provides for a more favorable result to the Participant upon a Change of Control, in the event that the Company’s legal counsel or accountants determine that any payment, benefit or transfer by the Company under this Plan or any other plan, agreement, or arrangement to or for the benefit of the Participant (in the aggregate, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this Section 19(d), then, notwithstanding any other provision of this Plan to the contrary, the Total Payments shall be delivered either (i) in full or (ii) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the

Participant may receive without being subject to the Excise Tax, whichever of (i) or (ii) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax). In the event that (ii) results in a greater after-tax benefit to the Participant, payments or benefits included in the Total Payments shall be reduced or eliminated by applying the following principles, in order: (A) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (B) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (C) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Code Section 409A, then the reduction shall be made pro rata among the payments or benefits included in the Total Payments (on the basis of the relative present value of the parachute payments).

20.     Miscellaneous.

(a)Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:

(i)    one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Administrator determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii)     restrictions on resale or other disposition of Shares; and

(iii)     compliance with federal or state securities laws and stock exchange requirements.

(b)Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate and shall not lessen or affect any right of the Company or any Affiliate to terminate the employment or service of such Participant. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)     a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment; and

(ii)    a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

(c)Compliance with Code Section 409A. Notwithstanding the terms of the Plan or any Award agreement to the contrary, if an Award is subject to Code Section 409A, or is eligible for deferral pursuant to a deferred compensation plan governed by Code Section 409A, then the provisions of Code Section 409A are incorporated into this Plan and such Award to the extent necessary for such Award to comply therewith, including the following:

(i)     the term “Change of Control” and “Disability” shall have the meanings given in Code Section 409A;

(ii)     the term “termination of employment”, “termination of service” or similar terms shall mean a “separation from service” within the meaning of Code Section 409A;

(iii)     if the payment of compensation under an Award is made upon a Participant’s termination of service, and if such Participant is a “specified employee” within the meaning of Code Section 409A, then such payment shall not be made before a date that is six months after the date of the separation from service to the extent needed to comply with Code Section 409A; and

(iv)     except to the extent specifically provided otherwise in the applicable award agreement, in the case of any Award that includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Award holder’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment.

(d)No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan. If, but for this provision, fractional Shares would be issuable pursuant to an Award, then such fractional Share shall be canceled without payment thereunder. Notwithstanding the foregoing, the Administrator may alternatively decide, in its sole discretion, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(e)Offset. The Company shall have the right to offset, from any amount payable or shares deliverable hereunder, any amount that the Participant owes to the Company or any Affiliate without the consent of the Participant or any individual with a right to the Participant’s Award.

(f)Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s or an Affiliate’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(g)Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchange.

(h)Restrictive Legends; Representations. All Shares delivered (whether in certificated or book entry form) pursuant to any Award or the exercise thereof shall bear such legends or be subject to such stop transfer orders as the Administrator may deem advisable under the Plan or under applicable laws, rules or regulations or the requirements of any national securities exchange. The Administrator may require each Participant or other Person who acquires Shares under the Plan by means of an Award to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(i)Delivery and execution of electronic documents. To the extent permitted by applicable law, the Administrator may (i) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder and all other documents that the Company is required to deliver to Participants or to its shareholders in connection with the Plan and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award agreements) in the manner prescribed by the Administrator.

(j)Governing Law; Arbitration Policy. This Plan, and all Awards hereunder, and all determinations made and actions taken pursuant to this Plan, shall be governed by the internal laws of the State of Wisconsin (without reference to conflict of law principles thereof) and construed in accordance therewith, to the extent not otherwise governed by the laws of the United States or as otherwise provided hereinafter. Notwithstanding anything to the contrary herein, any disputes related to this Plan or any Award made hereunder shall be subject to the Company’s arbitration policy, as in effect from time to time. By accepting an Award made hereunder, each Participant agrees to be bound by the Company’s Mutual Arbitration Agreement.

(k)Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(l)No Rights as Shareholders. A Participant who is granted an Award under the Plan will have no rights as a shareholder of the Company with respect to the Award unless and until the Shares underlying the Award are registered in the Participant's name.

(m)Nature of Payments. Any gain realized or income recognized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and will not be taken into account as compensation or otherwise included in the determination of benefits for purposes of any other employee benefit plan of the Company or an Affiliate, except as the Administrator otherwise provides. The adoption of the Plan will have no effect on Awards made or to be made under any other benefit plan covering an employee of the Company or an Affiliate or any predecessor or successor of the Company or an Affiliate. The grant of an Option or SAR will impose no obligation upon the Participant to exercise the Award.

(n)Severability; Reformation. If any provision of this Plan or any Award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or (ii) would disqualify this Plan, any Award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, Person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect. In addition, if any provision of any Award agreement or any Award is not permitted by the terms of the Plan, then the Administrator may determine, in its discretion, whether to void the Award, or construe or amend such provision to conform to the terms of the Plan.

(o)Manner of Action. Actions, determinations and authorizations taken by the Administrator or the Board with respect to the Plan and Awards are not required to take any specific form. For example, and without limiting the generality of the foregoing, any action or authorization by the Board or the Administrator that is not described as an amendment, but that would be inconsistent with the Plan or an Award agreement as then in effect without an amendment, shall be given the same effect as a formal amendment thereto, provided that such amendment is permitted by Section 16.